AMENDMENT TO PARTICIPATION AGREEMENT

The Participation Agreement dated November 1, 1999 by and among Davis Variable Account Fund, Inc., Allianz Life Insurance Company of North America, and Davis Distributors, LLC is hereby amended by deleting the existing schedule B amended May 1, 2006 and inserting in lieu thereof the Schedules below:

                                   SCHEDULE B
                                    CONTRACTS
                  (8th revised edition - effective May 1, 2007)
NAME OF CONTRACTS
o        Valuemark II
o        Valuemark III
o        Valuemark IV
o        Valuemark Income Plus
o        Allianz Alterity
o        Allianz Rewards
o        Allianz Charter II
o        Allianz LifeFund
o        Allianz High Five
o        Allianz High Five Bonus
o        Allianz High Five L
o        Allianz Elite
o        Allianz Vision

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this amendment to the participation agreement as of May 1, 2007.

DAVIS VARIABLE ACCOUNT FUND, INC.           DAVIS DISTRIBUTORS, LLC
By: /s/ KENNETH C. EICH                     By: /s/ KENNETH C. EICH
Name:    KENNETH C. EICH                    Name:    KENNETH C. EICH
Title: VICE PRESIDENT                       Title: PRESIDENT

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By: /s/ STEWART D. GREGG
Name: STEWART D. GREGG
Title: SENIOR SECURITIES COUNSEL